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                                                                   Exhibit 23(a)

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


The Board of Directors
J. C. Penney Company, Inc.

We consent to the use of our reports dated February 22, 2001 with respect to the consolidated financial statements and financial statement schedule of J. C. Penney Company, Inc. and subsidiaries and the financial statements of J. C. Penney Funding Corporation as of January 27, 2001 and January 29, 2000, and for each of the years in the three-year period ended January 27, 2001, incorporated by reference herein, and to the references to our firm under the headings "Summary Consolidated Financial and Other Data" and "Independent Auditors".


                                                /s/ KPMG LLP
Dallas, Texas
April 4, 2002